EXHIBIT 10.56


                                      CHASE

The Chase Manhattan Bank
Branches in the Republic of Panama
P.O. Box 9A 7o.
Panama 9A, Republic of Panama

June 4, 1997

Mr. David Djemal
Director
EZCONY TRADING CORP.
Colon Free Zone

Dear Mr. Djemal:

We are pleased to confirm that, based on our examination of the audited fiscal financial statements of Ezcony Trading Corporation at the end of operations as of December 31, 1994, 1995, and 1996, The Chase Manhattan Bank has approved the following credit facility:

                           FOR EZCONY TRADING CORP.

US$3,000,000.00            A line of credit for the opening of letters of credit
                           maturing in 180 days, and/or letters of security guarantee arising from the absence of letter of credit or collection documents filed with us. In addition, the line calls for refinancing of documentary collections maturing in up to 180 days.
                           INTEREST: LIBOR + 1.5% per annum, adjustable at the Bank's option and payable on the 25th of each month.
                           Indicative rate at the date hereof: 8-7/8%.

                           COMMISSIONS ON LETTERS OF CREDIT:
                           OPENING:         1/4% for the  first 90 days,
                                            minimum  $55.00 - 1/4% for each 30
                                            additional days or fraction thereof
                           INCREASE/
                           EXTENSION:       1/4% for each 30 additional days,
                                            minimum $50.00
                           NEGOTIATION:     3/8%
                           ACCEPTANCE:      1/4% for each 30 days or fraction
                                            thereof, minimum $60.00
                           OTHER:           According to current rate

The Chase Manhattan Bank

                                                                             -2-

June 4, 1997

Mr. David Djemal
Director
EZCONY TRADING CORP.

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To back up this credit facility, we will require collateral in the form of cash or real properties with a value of US$1,000,000.00, i.e., 33.33% of the value of this line of credit. In addition, we will require personal bonds by the shareholders.

The credit facilities described above will remain in force for the twelve months subsequent to the date hereof, and their continuation in force will depend on whether, in the Bank's judgment, the conditions and other factors which have contributed to the decision to extend have not deteriorated. To that end, Ezcony Trading Corporation undertakes to furnish its audited fiscal financial statements to the Bank no later than 90 days after the end of the fiscal year, as well as interim financial statements (not necessarily audited) no later than 60 days after the midpoint of the year. The company's shareholders/sureties must furnish their personal financial statements, preferably as of the company's fiscal year end, duly signed by them.

We would very much appreciate your indicating your satisfaction and acceptance of the terms and conditions of this letter by signing and returning the enclosed copy within the 15 days from the date hereof.

Sincerely yours,

(signed, illegible)
Maribel A. de Garuz
Vice President